Exhibit 5.1

250 Vesey street • new york, new york 10281-1047

TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

May 21, 2019

Omnicom Group Inc.

437 Madison Avenue

New York, New York 10022

Omnicom Capital Inc.

1055 Washington Boulevard

Stamford, Connecticut 06901

Omnicom Finance Holdings plc

Bankside 3, 90-100 Southwark Street

London, SE1 0SW, United Kingdom

Re:	Registration Statement on Form S-3 Filed by Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Holdings plc

Ladies and Gentlemen:

We have acted as counsel for Omnicom Group Inc., a New York corporation (“OGI”), Omnicom Capital Inc., a Connecticut corporation (“OCI,” and, together with OGI, the “U.S. Issuers”), and Omnicom Finance Holdings plc, a public limited company organized under the laws of England and Wales (“OFHP”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, (i) by the U.S. Issuers of debt securities of the U.S. Issuers (the “U.S. Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock (as defined below) of OGI, (ii) by OFHP of debt securities of OFHP (the “International Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock of OGI, (iii) each of OGI’s and OCI’s guarantee (in such capacity, collectively, the “International Debt Guarantors”) of OFHP’s obligations in respect of any International Debt Securities issued by OFHP (collectively, the “International Debt Guarantees”) and (iv) by OGI of: (A) shares of common stock, par value $.15 per share, of OGI (the “Common Stock”); (B) shares of preferred stock, par value $1.00 per share, of OGI (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (C) OGI’s guarantee (in such capacity, the “U.S. Debt Guarantor,” and, together with the International Debt Guarantors, the “Guarantors”) of OCI’s obligations in respect of any U.S. Debt Securities issued by OCI (the “U.S. Debt Guarantee,” and, together with the International Debt Guarantees, the “Guarantees”); (D) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (E) subscription rights to purchase Common Stock, Preferred Stock or Warrants (“Subscription Rights”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The U.S. Debt Securities, the International Debt Securities, the Common Stock, the Preferred Stock, the Guarantees, the Warrants and the Subscription Rights are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The U.S. Debt Securities are to be issued under an indenture, dated as of October 29, 2014 (the “U.S. Debt Indenture”), among the U.S. Issuers and Deutsche Bank Trust Company Americas, as trustee (the “U.S. Debt Trustee”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.       The U.S. Debt Securities, upon receipt by the U.S. Issuers of such lawful consideration therefor as each U.S. Issuer’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the U.S. Issuers, enforceable against the U.S. Issuers in accordance with their terms.

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Omnicom Group Inc.

Omnicom Capital Inc.

Omnicom Finance Holdings plc

May 21, 2019

2.       The International Debt Securities, upon receipt by OFHP of such lawful consideration therefor as OFHP’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of OFHP, enforceable against OFHP in accordance with their terms.

3.       The shares of Common Stock, upon receipt by OGI of such lawful consideration therefor having a value not less than the par value therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.       The shares of Preferred Stock, upon receipt by OGI of such lawful consideration therefor having a value not less than the par value therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

5.       The U.S. Debt Guarantee, upon receipt by the U.S. Debt Guarantor of such lawful consideration as its Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the U.S. Debt Guarantor, enforceable against the U.S. Debt Guarantor in accordance with its terms.

6.       The International Debt Guarantees, upon receipt by the International Debt Guarantors of such lawful consideration as each International Debt Guarantor’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the International Debt Guarantors, enforceable against the International Debt Guarantors in accordance with their terms.

7.       The Warrants, upon receipt by OGI of such lawful consideration therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of OGI.

8.       The Subscription Rights, upon receipt by OGI of such lawful consideration therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of OGI.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by each of OGI’s, OCI’s and OFHP’s Board of Directors, as applicable (or an authorized committee thereof), OGI’s restated certificate of incorporation (the “Restated Certificate of Incorporation”) and applicable law; (iv) the U.S. Issuers, OFHP, the Guarantors and OGI, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing OGI, OCI and OFHP to issue, offer and sell the Securities will have been adopted by OGI’s, OCI’s and OFHP’s Board of Directors, as applicable, (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the U.S. Issuers, OFHP, the Guarantors and OGI, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any International Debt Indenture, Warrant Agreement or Subscription Rights Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York.

With respect to any Securities consisting of any series of U.S. Debt Securities, we have further assumed that: (i) such U.S. Debt Securities and any related U.S. Debt Guarantee will have been issued pursuant to the U.S. Debt Indenture; (ii) all terms of such U.S. Debt Securities and any related U.S. Debt Guarantee not provided for in the U.S. Debt Indenture will have been established in accordance with the provisions of the U.S. Debt Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the U.S. Issuers and the U.S. Debt Trustee; and (iii) such U.S. Debt Securities and any related U.S. Debt Guarantee will be executed, authenticated, issued and delivered in accordance with the provisions of the U.S. Debt Indenture.

Omnicom Group Inc.

Omnicom Capital Inc.

Omnicom Finance Holdings plc

May 21, 2019

With respect to any Securities consisting of any series of International Debt Securities, we have further assumed that: (i) such International Debt Securities and any related International Debt Guarantees will have been issued pursuant to an indenture (the “International Debt Indenture”), in a form approved by us, that has been authorized, executed and delivered by OFHP, the International Debt Guarantors and one or more entities selected by OFHP to act as trustee (the “International Debt Trustee”), and the International Debt Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such International Debt Securities and any related International Debt Guarantees not provided for in the International Debt Indenture will have been established in accordance with the provisions of the International Debt Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by OFHP, the International Debt Guarantors and the International Debt Trustee; and (iii) such International Debt Securities and any related International Debt Guarantees will be executed, authenticated, issued and delivered in accordance with the provisions of the International Debt Indenture.

With respect to any Securities consisting of Preferred Stock, we have further assumed that OGI will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of New York of a certificate of amendment to the Restated Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between OGI and an entity selected by OGI to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by OGI and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by OGI and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Subscription Rights, we have further assumed that: (i) the subscription rights agreement, approved by us, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between OGI and an entity selected by OGI to act as the subscription rights agent (the “Subscription Rights Agent”) will have been authorized, executed and delivered by OGI and the Subscription Rights Agent; and (ii) the Subscription Rights will be authorized, executed and delivered by OGI and the Subscription Rights Agent in accordance with the provisions of the Subscription Rights Agreement.

For purposes of our opinions set forth in paragraphs 1, 2 and 6, with respect to OCI and OFHP, we have further assumed that (i) OCI is, and will be at the time of issuance of any U.S. Debt Securities or International Debt Guarantees, a corporation existing and in good standing under the laws of the State of Connecticut, (ii) OFHP is, and will be at the time of issuance of any International Debt Securities, a public limited company existing and in good standing under the laws of England and Wales, (iii) the U.S. Debt Securities, International Debt Securities and International Debt Guarantees (A) will have been authorized by all necessary corporate action of each of OCI and OFHP, as applicable, (B) will have been executed and delivered by OCI under the laws of the State of Connecticut and by OFHP under the laws of England and Wales, as applicable, and (iv) the execution, delivery, performance and compliance with the terms and provisions of the U.S. Debt Securities, International Debt Securities and International Debt Guarantees (A) by OCI do not violate or conflict with the laws of the State of Connecticut, the terms and provisions of OCI’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to OCI or its properties and (B) by OFHP do not violate or conflict with the laws of England and Wales or the terms and provisions of OFHP’s Certificate of Incorporation and Memorandum and Articles of Association, or any rule, regulation, order, decree judgment, instrument or agreement binding upon or applicable to OFHP or its properties.

The opinions set forth in paragraphs 1, 2, 5, 6, 7 and 8 are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

Omnicom Group Inc.

Omnicom Capital Inc.

Omnicom Finance Holdings plc

May 21, 2019

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of OGI, OCI, OFHP and others. The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Validity of Securities” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day